EXHIBIT 23.3

CONSENT OF GREENBERG TRAURIG, LLP

            We consent to the use of our name, as incorporated by reference from Hines Real Estate Investment Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009, under the heading “Risk Factors — Investment Risks — If Hines REIT, the Operating Partnership or the Core Fund is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce our shareholders’ investment return or impair our ability to conduct our business as planned,” into the Registration Statement with which this consent is filed as an exhibit. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                Sincerely,

                /s/ Greenberg Traurig LLP

                June 30, 2010